Exhibit 17.1

                     RESOLUTION OF THE BOARD OF DIRECTORS OF

                       ELEPHANT TALK COMMUNICATIONS, INC.

         On January 9, 2002, a special meeting of the Board of Directors was held by telephone conference regarding vacancies on the Board of Directors of Elephant Talk Communications, Inc.

         A quorum being present, the Board hereby resolves as follows:

         WHEREAS, on January 3, 2002, Michael Petrusis and Robert Riecks resigned as directors of the Company, formerly known as Staruni Corporation.

         WHEREAS, on January 9, 2002, a special meeting was called by Bruce Stuart, the sole remaining Director, to appoint additional persons as members of the Board of Directors.

         NOW THEREFORE, IT BE RESOLVED AS FOLLOWS:

         RESOLVED, that Russelle Choi, Ken Ieong, Manu Ohri, Stephen Tang and Dennis Poon be appointed as members of the Board of Directors of the Company;

         RESOLVED, that Russelle Choi be appointed as Chairman of the Board of Directors of the Company.

         WHEREFORE, the undersigned and sole member of the Board by his signature below ratifies and agrees to such appointments on this 9th day of January, 2002.


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Bruce Stuart, Director























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